Exhibit 99.1
REALNETWORKS REPORTS RECORD QUARTERLY REVENUE
SEATTLE — July 27, 2006 — RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced results for the second quarter ended June 30, 2006.
“We are pleased to report another quarter of continued growth and record revenue” said Rob Glaser, Chairman and CEO of RealNetworks. “Our casual games business continues to be our fastest growth business, posting a 55 percent increase in revenue over the second quarter of last year.”
Quarterly Highlights
•	Record revenue of $89.4 million

•	Net income of $38.9 million

•	Earnings per diluted share of $0.22 and adjusted earnings per diluted share of $0.03
For the second quarter of 2006, revenue grew 8% to $89.4 million compared to $82.7 million reported in the second quarter of 2005. For the second quarter of 2006, revenue in the Consumer Products and Services segment was as follows: Games revenue was $21.2 million, a 55% increase over the second quarter of 2005; Music revenue was $30.1 million, a 21% increase over the second quarter of 2005; and Media Software and Services revenue was $26.1 million, a decrease of 18% from the second quarter of 2005. In the Technology Products and Solutions segment, revenue was $12.0 million in the second quarter, a decrease of 1% from the second quarter of 2005. Foreign currency exchange rate fluctuations negatively impacted 2006 second quarter revenue by approximately $0.5 million compared to the second quarter of 2005.
Net income for the second quarter of 2006 was $38.9 million, or $0.22 per diluted share, compared to $4.7 million, or $0.03 per diluted share, in the second quarter of 2005. Adjusted net income, which excludes the impact of our agreements with Microsoft, equity investment gains, stock-based compensation expenses and estimated income tax related to these items, was $4.8 million, or $0.03 per diluted share, in the second quarter of 2006, compared to $1.8 million, or $0.01 per diluted share, during the same quarter of 2005. A reconciliation of GAAP net income to adjusted net income is provided in the financial tables that accompany this release.
Gross margin was 70% in the second quarter of both 2006 and 2005. Operating expenses for the second quarter of 2006 were $13.1 million compared to $62.9 million in the prior year’s quarter. Second quarter 2006 operating expenses include a benefit related to Microsoft’s payment under the settlement and commercial agreements signed in the fourth quarter of 2005. Operating expenses also include non-cash, stock-based compensation expense related to Real’s adoption of SFAS 123R in 2006. Excluding the impact from the Microsoft agreements and stock-based compensation expense, adjusted operating expenses were $64.7 million compared to $58.2 million in the second quarter of 2005. A reconciliation of GAAP operating expenses to adjusted operating expenses is provided in the financial tables that accompany this release. For the second quarter of 2006, Real’s effective tax rate was approximately 37%.

As of June 30, 2006, Real had approximately $769 million in unrestricted cash, cash equivalents and short-term investments, which includes the proceeds from $100 million of convertible debt. Further, the Company expects to receive up to approximately $185 million in additional payments related to the Microsoft agreements over the next three quarters. Microsoft can earn credits against its future payments as a result of delivering music users to Real through its promotional efforts.
In April 2006, Real announced that its Board of Directors approved a $100 million stock repurchase program. Real entered into a 10(b)5-1 plan to facilitate the repurchase. During the second quarter of 2006, Real spent $20.0 million for the repurchase of 2.1 million shares. Since the beginning of 2005, Real has repurchased 20.3 million shares, or approximately 11% of outstanding shares. Total shares outstanding at June 30, 2006 were 160.1 million.
Business Outlook
The following forward-looking statements reflect RealNetworks’ expectations as of July 27, 2006. The Company currently does not intend to update these forward-looking statements until the next quarterly results announcement.
For the third quarter of 2006, Real expects revenue in the range of $91 million to $94 million, GAAP net income per diluted share of $0.20 to $0.22 and adjusted net income per diluted share of $0.01 to $0.03. This guidance assumes an effective tax rate of approximately 37%.
For the full year of 2006, Real expects revenue in the range of $365 million to $375 million and earnings of $0.75 to $0.80 per diluted share. Additionally, Real expects adjusted net income per diluted share of $0.08 to $0.12 for the full year. This guidance assumes a tax rate of approximately 37%. However, actual federal income taxes paid are expected to be less than 10% due to the utilization of deferred tax assets.
About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial results presented in accordance with GAAP, RealNetworks uses non-GAAP measures for certain components of financial performance. These non-GAAP measures include adjusted net income, adjusted net income per basic and diluted share and adjusted operating expenses. Adjusted net income excludes the impact related to non-cash, stock-based compensation expense, income and expenses, including charitable contributions, related to the Microsoft Agreements, equity investment gains and losses and an estimate of the income taxes from the aforementioned items. The presentation of these non-GAAP financial measures is not intended to be considered as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current and expected future financial performance. The Company believes these non-GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of its core operating and financial results. Management uses these measures on an ongoing basis to track and assess the Company’s financial performance. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.
The Company will host a webcast and conference call today at 5:00 pm (Eastern)/ 2:00 pm (Pacific). The live webcast, featuring slides and audio, will be available at

http://investor.realnetworks.com. Listeners will require RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “Second Quarter Earnings,” and the leader is Rob Glaser. A telephonic replay will be available until 8 pm (Eastern), August 3rd, and may be accessed by dialing 888-562-4358 (402-530-7649 for international callers).
For More Information Contact
Press: Bill Hankes, RealNetworks, (206) 892-6614, bhankes@real.com
Financial: Caroline Hughes, RealNetworks, (206) 892-6718, carolinehughes@real.com
ABOUT REALNETWORKS
RealNetworks, Inc. is a leading creator of digital media services and software including Rhapsody®, RealPlayer® 10 and casual PC and mobile games. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronic devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ systems and corporate information are located at http://www.realnetworks.com.
Forward Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s future revenue, expenses, margins, profitability, net income, taxes, earnings per share, adjusted net income, adjusted net income per diluted share, adjusted operating expenses and other measures of results of operations; (b) Real’s repurchase of up to $100 million of outstanding shares of common stock; (c) Real’s ability to capitalize on industry trends; (d) Real’s expected payments under its agreements with Microsoft over the next three quarters; and (e) Real’s effective tax rate and federal income taxes to be paid. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; the risk that the collaborative agreements we have with Microsoft will be less successful than we anticipate; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on our gross margins from content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; risks relating to the ability of Real’s strategic partners’ to generate subscribers for Real’s digital content services; and risks related to the Company’s ability to fully utilize its deferred tax assets. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, 2005 and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
		(in thousands, except per share data)

Net revenue	$89,409	$82,686	$176,011	$159,258

Cost of revenue	26,646	24,841	53,399	49,578

Gross profit	62,763	57,845	122,612	109,680

Operating expenses:
Research and development	18,684	15,321	36,783	29,027
Sales and marketing	37,961	35,044	74,044	63,064
General and administrative	14,317	7,917	27,543	14,083
Loss on excess office facilities (A)	—	—	738	—

Subtotal operating expenses	70,962	58,282	139,108	106,174

Antitrust litigation expenses (benefit) (B)	(57,858)	4,650	(97,693)	8,394

Total operating expenses, net	13,104	62,932	41,415	114,568

Operating income (loss)	49,659	(5,087)	81,197	(4,888)

Other income (expense), net:
Interest income, net	9,381	2,579	17,360	4,595
Equity in net loss of MusicNet	—	(2)	—	(1,068)
Gain on sales of equity investments	2,286	7,590	2,286	7,590
Other, net	73	(209)	190	(400)

Other income, net	11,740	9,958	19,836	10,717

Income before income taxes	61,399	4,871	101,033	5,829
Income tax provision	(22,521)	(162)	(37,272)	(306)

Net income	$38,878	$4,709	$63,761	$5,523

Basic net income per share	$0.24	$0.03	$0.40	$0.03

Diluted net income per share	$0.22	$0.03	$0.36	$0.03

Shares used to compute basic net income per share	159,938	171,393	160,410	171,171
Shares used to compute diluted net income per share	177,337	184,816	177,127	184,752

(A)	The loss on unoccupied excess office facilities represents an increase in the estimate of the loss from building operating costs not expected to be recovered.

(B)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2006	2005
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$623,180	$651,971
Short-term investments	145,613	129,356
Trade accounts receivable, net of allowances for doubtful accounts and sales returns	19,875	16,721
Deferred tax assets, net, current portion	16,146	54,204
Prepaid expenses and other current assets	14,734	11,933

Total current assets	819,548	864,185

Equipment, software and leasehold improvements, at cost:
Equipment and software	62,395	56,402
Leasehold improvements	28,729	27,964

Total equipment, software and leasehold improvements	91,124	84,366
Less accumulated depreciation and amortization	57,076	51,228

Net equipment, software and leasehold improvements	34,048	33,138

Restricted cash equivalents	17,300	17,300
Equity investments	26,542	46,163
Other assets	2,351	2,397
Deferred tax assets, net, non-current portion	28,145	19,147
Goodwill	132,512	123,330
Other intangible assets, net	8,223	7,337

Total assets	$1,068,669	$1,112,997

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,453	$11,397
Accrued and other liabilities	69,447	112,340
Deferred revenue, current portion	24,567	25,021
Accrued loss on excess office facilities, current portion	4,138	4,623

Total current liabilities	111,605	153,381

Deferred revenue, non-current portion	427	276
Accrued loss on excess office facilities, non-current portion	12,136	13,393
Deferred rent	4,238	4,018
Convertible debt	100,000	100,000
Other long-term liabilities	1,552	196

Total liabilities	229,958	271,264

Total shareholders’ equity	838,711	841,733

Total liabilities and shareholders’ equity	$1,068,669	$1,112,997

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Cash flows from operating activities:
Net income	$63,761	$5,523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,219	7,674
Stock-based compensation	7,311	84
Equity in net losses of MusicNet	—	1,068
Changes in accrued loss on excess office facilities and content agreement	(1,742)	(3,899)
Loss on disposal of equipment	76	139
Gain on sales of equity investments	(2,286)	(7,590)
Deferred income taxes	35,246	—
Other	48	33
Net change in certain operating assets and liabilities, net of balances from businesses acquired during the year	(50,651)	7,718

Net cash provided by operating activities	59,982	10,750

Cash flows from investing activities:
Purchases of equipment, software and leasehold improvements	(5,381)	(5,965)
Purchases of intangible assets	—	(1,000)
Purchases of short-term investments	(102,853)	(67,451)
Proceeds from sales and maturities of short-term investments	86,422	91,743
Decrease in restricted cash equivalents	—	1,338
Proceeds from sales of equity investments	2,286	7,207
Purchases of cost based investments	(450)	(647)
Payment of acquisition costs, net of cash acquired	(7,086)	(14,615)

Net cash provided by (used in) investing activities	(27,062)	10,610

Cash flows from financing activities:
Net proceeds from sale of common stock under employee purchase plan and exercise of stock options	34,522	3,370
Repayment of long-term note payable	—	(648)
Repurchase of common stock	(96,972)	—

Net cash provided by (used in) financing activities	(62,450)	2,722

Effect of exchange rate changes on cash and cash equivalents	739	(281)

Net increase (decrease) in cash and cash equivalents	(28,791)	23,801
Cash and cash equivalents at beginning of period	651,971	219,426

Cash and cash equivalents at end of period	$623,180	$243,227

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2006		2005
	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business: *
Consumer products and services (A)	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206
Technology products and solutions (B)	11,967	11,791	10,153	10,483	12,093	12,366

Total net revenue	$89,409	$86,602	$83,568	$82,233	$82,686	$76,572

Consumer Products and Services: *
Subscriptions (C)	$47,452	$47,832	$47,508	$47,347	$47,821	$44,400
Media properties (D)	11,546	9,484	10,224	9,606	8,986	6,033
E-commerce and other (E)	18,444	17,495	15,683	14,797	13,786	13,773

Total consumer products and services revenue	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206

Consumer Products and Services: *
Music (F)	$30,118	$28,918	$27,760	$26,193	$24,933	$22,883
Media software and services (G)	26,127	27,277	29,914	30,858	32,012	29,134
Games (H)	21,197	18,616	15,741	14,699	13,648	12,189

Total consumer products and services revenue	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206

Net Revenue by Geography:
United States	$66,542	$65,700	$65,177	$63,478	$63,443	$57,757
Rest of world	22,867	20,902	18,391	18,755	19,243	18,815

Total net revenue	$89,409	$86,602	$83,568	$82,233	$82,686	$76,572

Gross Margin by Line of Business:
Consumer products and services	68%	67%	70%	68%	68%	65%
Technology products and solutions	81%	83%	81%	82%	83%	82%
Total gross margin	70%	69%	71%	70%	70%	68%

Subscribers (presented as greater than) **
Total	2,400	2,400	2,250	2,200	2,000	1,850
Music	1,625	1,575	1,425	1,300	1,150	975

*	Reclassifications were made to the presentation of 2005 data to conform to the presentation for 2006

**	Beginning the quarter ended March 31, 2005, total and music subscribers reflect the inclusion of subscribers that registered for the Comcast Rhapsody Radio Plus service

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music, and advertising

(B)	Revenue is derived from media delivery system software, support and maintenance services, broadcast hosting services and consulting services

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions

(D)	Revenue is derived from all advertising and through the distribution of third party products

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third party software products and advertising related to our non-game and non-music related web properties

(H)	Revenue is derived from the GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third party products

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
A reconciliation of net income in accordance with GAAP to total adjusted net income (loss) is as follows:

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2006	2005	2005	2005	2005
	(in thousands, except per share data)
Net income in accordance with GAAP	$38,878	$24,883	$295,640	$11,182	$4,709	$814
Stock based compensation	3,673	3,638	19	25	48	36
Loss (Gain) on equity investments	(2,286)	—	266	(11,740)	(7,590)	—
Expenses (benefit) related to antitrust litigation:
Income	(58,000)	(40,000)	(478,571)	—	—	—
Expenses	997	971	50,850	3,531	4,650	3,744
Charitable contributions	1,805	1,225	14,786	—	—	—
Tax impact of proforma items	19,732	12,717	113,325	3,324	—	—

Total adjusted net income (loss)	$4,799	$3,434	$(3,685)	$6,322	$1,817	$4,594

GAAP basic net income per share	$0.24	$0.15	$1.76	$0.07	$0.03	$0.00
GAAP diluted net income per share	$0.22	$0.14	$1.61	$0.06	$0.03	$0.00

Adjusted basic net income (loss) per share	$0.03	$0.02	$(0.02)	$0.04	$0.01	$0.03
Adjusted diluted net income per share	$0.03	$0.02	n/a	$0.03	$0.01	$0.02

Shares used to compute basic net income (loss) per share	159,938	160,887	167,573	170,797	171,393	170,947
Shares used to compute diluted net income per share	177,337	176,923	183,728	184,180	184,816	184,686

A reconciliation of GAAP cost of revenue and operating expenses for the quarters ended June 30, 2006 and 2005 to adjusted cost of revenue and operating expenses is as follows:

	Quarter ended June 30, 2006
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$26,646	$(41)	$—	$26,605

Operating expenses:
Research and development	$18,684	$(1,318)	$—	$17,366
Sales and marketing	37,961	(1,434)	—	36,527
General and administrative	14,317	(880)	(2,660)	10,777
Antitrust litigation benefit	(57,858)	—	57,858	—

Total adjusted operating expenses, net	$13,104	$(3,632)	$55,198	$64,670

	Quarter ended June 30, 2005
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$24,841	$—	$—	$24,841

Operating expenses:
Research and development	$15,321	$(29)	$—	$15,292
Sales and marketing	35,044	—	—	35,044
General and administrative	7,917	(19)	—	7,898
Antitrust litigation expenses	4,650	—	(4,650)	—

Total adjusted operating expenses, net	$62,932	$(48)	$(4,650)	$58,234

Forward Looking Guidance
A reconciliation of GAAP net income per diluted share guidance for the quarter ending September 30, 2006 and the full year 2006 to adjusted net income per diluted share is as follows:

	Quarter Ending September 30, 2006		Year Ending December 31, 2006
	Low	High	Low	High

Net Income per diluted share in accordance with GAAP	$0.20	$0.22	$0.75	$0.80
Antitrust litigation related benefit, net	(0.33)	(0.33)	(1.15)	(1.16)
Stock-based compensation	0.03	0.03	0.10	0.08
Gains on sales of equity investments	—	—	(0.01)	(0.01)
Tax effect of above proforma items	0.11	0.11	0.39	0.41

Total adjusted net income per diluted share	$0.01	$0.03	$0.08	$0.12